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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
--------------------------------------------------------------------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report:        September 24, 1995
                              ----------------------------------
                              (Date of earliest event reported):




                         FIRST MISSISSIPPI CORPORATION
             (Exact name of Registrant as specified in its charter)



       Mississippi                        1-7488                 64-0354930
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(State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
 of incorporation)                                           Identification No.)


700 North Street, P. O. Box 1249, Jackson, Mississippi                39215-1249
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  (Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:    (601)948-7550
                                                    --------------------


                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 24, 1995, the board of directors of First Mississippi Corporation ("First Mississippi") approved the distribution (the "Distribution") of its 14,750,000 common shares (81.1 percent) of FirstMiss Gold Inc. ("FirstMiss Gold") to its shareholders. First Mississippi received a ruling from the Internal Revenue Service (the "IRS") in April 1995 that allows the distribution without recognition of federal taxable income by First Mississippi or its shareholders. The board of directors of First Mississippi set Tuesday, October 10, 1995, as the record date for the spin-off and set Friday, October 20, 1995, as the date for the actual distribution of shares. Each shareholder of First Mississippi will receive approximately seven-tenths of a common share of FirstMiss Gold for each share of First Mississippi owned. Any shareholder entitled to a fraction of a share will be paid in cash for that fractional share.

         On September 24, 1995, First Mississippi and FirstMiss Gold entered into certain agreements related to the Distribution. These agreements are attached as exhibits hereto and are summarized below. Such summaries are qualified in their entirety by reference to the agreements and documents for the full terms thereof.

         Post Spin-Off Agreement. First Mississippi and FirstMiss Gold have entered into the Post Spin-Off Agreement which provides generally for the transition of FirstMiss Gold from a subsidiary of First Mississippi to a stand-alone corporation. The Post Spin-Off Agreement includes among other things: (i) the grant by First Mississippi to FirstMiss Gold for a period of at least five years from the date of the Distribution to use the name "FirstMiss" as part of its corporate name and (ii) the cooperation of First Mississippi and FirstMiss Gold to effectuate the purposes of the Distribution and the documents related to such Distribution. The Post Spin-Off Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

         Tax Ruling Agreement. The Tax Ruling Agreement sets forth covenants and agreements of FirstMiss Gold relevant to maintaining the tax-free nature of the Distribution after consummation of the Distribution. Under the Tax Ruling Agreement, FirstMiss Gold represents that it has not taken and will not take any action which is inconsistent with the facts and representations stated in the IRS private letter ruling (the "Ruling") and related submissions related to the Distribution.

         The Tax Ruling Agreement provides that FirstMiss Gold will consummate an underwritten public equity offering of common stock generating aggregate proceeds of at least $50,000,000 as soon as practicable in the reasonable business judgment of FirstMiss Gold's board of directors and that such offering will be consummated prior to April 28, 1996, unless FirstMiss Gold has obtained a supplemental ruling from the IRS that failure to consummate such offering will not affect the Ruling. Consistent with their obligation, FirstMiss Gold has filed a registration statement on Form S-3 which contemplates a delayed offering pursuant to Rule 415 under the Securities Act of 1933, as amended.
The Tax Ruling Agreement provides that FirstMiss Gold will use at least $15,000,000 of the proceeds from the equity offering to repay a portion of its outstanding debt to First Mississippi and will use the balance of the proceeds for the development





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and exploration of its Turquoise Ridge and Getchell properties, and for purposes related to the business of FirstMiss Gold, including working capital.

         The Tax Ruling Agreement provides that FirstMiss Gold will not, prior to one year from the date of the Distribution, enter into any agreement to merge or consolidate with or into any other corporation, to liquidate or partially liquidate, to sell or transfer all or substantially all of its assets, to redeem or repurchase any of its capital stock (except for the redemption of the stock of one or more FirstMiss Gold employees upon his or her termination) or to issue additional shares of its capital stock (except in connection with the offering or issuances pursuant to FirstMiss Gold's employee benefit or compensation plans), unless it first obtains an opinion of counsel or a supplemental ruling from the IRS that such action does not interfere with the Ruling.

         In the event FirstMiss Gold takes such actions or solicits or assists any person or group to commence a tender offer for the stock of FirstMiss Gold upon consummation of which such person or group would acquire beneficial ownership of 20 percent or more of FirstMiss Gold's outstanding common stock without an opinion or a supplemental IRS ruling, FirstMiss Gold agreed under the Tax Ruling Agreement to indemnify and hold First Mississippi and certain affiliated corporations harmless against any and all federal, state and local taxes, interest, penalties and additions thereto imposed upon or incurred by such corporations as a result of such action's effect on the tax-free nature of the Distribution. The Tax Ruling Agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

         Loan Agreement. The Loan Agreement and related promissory note establish a specific repayment plan for the intercompany debt owed by FirstMiss Gold to First Mississippi. As of the date of the Distribution, this debt is expected to be approximately $49 million plus any additional borrowings prior to the Distribution date. Under the Loan Agreement, FirstMiss Gold agreed to repay the entire remaining principal balance on April 27, 2000, or earlier if the loan is accelerated under the circumstances provided for in the Loan Agreement. Interest accrues at a LIBOR based rate and is payable based on the LIBOR period selected by FirstMiss Gold (one month, three month, six month or one year) or the prime rate. The Loan Agreement permits prepayments at any time at FirstMiss Gold's option and requires $15 million in principal of the loan to be repaid following the consummation of any public offering of FirstMiss Gold's securities after the date of the Loan Agreement as well as full prepayment upon a change in control of FirstMiss Gold. In the Loan Agreement, FirstMiss Gold makes certain representations and warranties about its corporate status and financial and business condition and affirmative and negative covenants customary in lending transactions as to the conduct of its business going forward. Certain circumstances, including failure to pay principal or interest when due and FirstMiss Gold's insolvency, will constitute an event of default under the Loan Agreement entitling First Mississippi to accelerate the remaining principal balance of the loan, plus accrued interest. First Mississippi has agreed to subordinate certain of its rights to those of The Toronto-Dominion Bank contained in a new loan agreement executed on Septemer 24, 1995 between FirstMiss Gold and The Toronto-Dominion Bank. The Loan Agreement is attached hereto as Exhibit 99.3 and is incorporated by reference herein.





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         Amended Tax Sharing Agreement.  First Mississippi and FirstMiss Gold
have entered into an Amended Tax Sharing Agreement providing for the termination of the Tax Sharing Agreement dated as of October 1, 1987, to which First Mississippi and FirstMiss Gold are parties, and sets forth the parties' obligations with respect to taxes relating to pre-Distribution taxable periods ("Pre-Spin-Off Periods").

         The Amended Tax Sharing Agreement obligates First Mississippi to pay FirstMiss Gold (by either an actual payment or a reduction in FirstMiss Gold's outstanding indebtedness to First Mississippi) an agreed upon amount (approximately $13.3 million if the Distribution had occurred on June 30, 1995) representing the tax benefit received by the affiliated group of which First Mississippi is the common parent corporation (the "First Mississippi Affiliated Group") from its use of FirstMiss Gold's losses, deductions, credits and allowances in Pre-Spin-Off Periods.

         FirstMiss Gold has agreed in the Amended Tax Sharing Agreement to indemnify First Mississippi for any assessment attributable to FirstMiss Gold with respect to consolidated or combined tax returns which include FirstMiss Gold and relate to Pre-Spin-Off Periods, to the extent any liability for such taxes, including interest and penalties, exceeds $250,000. First Mississippi is obligated to remit the proceeds of any reduction in tax attributable to FirstMiss Gold with respect to consolidated or combined tax returns which include FirstMiss Gold and relate to Pre-Spin-Off Periods to the extent any such reduction in tax liability exceeds $250,000. First Mississippi has also agreed to indemnify FirstMiss Gold against any liability for taxes attributable to members of the First Mississippi Affiliated Group other than FirstMiss Gold, but imposed on FirstMiss Gold as a result of its inclusion in First Mississippi's consolidated or combined tax returns for Pre-Spin-Off Periods. The Amended Tax Sharing Agreement is attached hereto as Exhibit 99.4 and is incorporated by reference herein.


ITEM 7.  PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Pro Forma Financial Information

Page Numbers
------------
     6       Introduction to Pro Forma Consolidated Condensed Financial
             Information
     7       Pro Forma Consolidated Condensed Balance Sheet as of June 30,
             1995
     8       Pro Forma Consolidated Condensed Statement of Operations for
             the twelve months ended June 30, 1995
     9       Notes to Pro Forma Consolidated Condensed Financial Information





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(b)   Exhibits:

Exhibit 99.1     -      Post Spin-Off Agreement dated as of September 24,
                          1995, by and between First Mississippi and FirstMiss Gold
Exhibit 99.2     -      Tax Ruling Agreement dated as of September 24, 1995,
                          by and between First Mississippi and FirstMiss Gold
Exhibit 99.3     -      Loan Agreement dated as of September 24, 1995, by and
                          between First Mississippi and FirstMiss Gold
Exhibit 99.4     -      Amended Tax Sharing Agreement dated as of September
                          24, 1995, by and between First Mississippi and FirstMiss Gold





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     Introduction to Pro Forma Consolidated Condensed Financial Information

On September 24, 1995, First Mississippi's Board of Directors declared a dividend of its 14,750,000 common shares of FirstMiss Gold to holders of record of First Mississippi common stock on October 10, 1995, payable on October 20, 1995. First Mississippi received a ruling from the Internal Revenue Service in April 1995 that allows the distribution without recognition of federal taxable income by First Mississippi or its shareholders. After the distribution, First Mississippi's continuing operations are Chemicals, Fertilizer, Combustion, Thermal Plasma and Other. The following June 30, 1995, unaudited pro forma consolidated condensed financial information presents the statement of operations as if the distribution had occurred on July 1,1994, and the balance sheet as if the distribution had occurred on June 30, 1995.

The pro forma statements should be read in conjunction with the historical financial statements and notes thereto included in First Mississippi's Annual Report to Shareholders for the fiscal year ended June 30, 1995. The information presented herein is for informational purposes only and may not necessarily reflect the results of operations or financial position of First Mississippi which would have occurred had the distribution occurred at the beginning of the financial period presented or as of June 30, 1995, nor is the pro forma financial information necessarily indicative of future results of operations or financial position of First Mississippi .





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                 First Mississippi Corporation and Subsidiaries
                 Pro Forma Consolidated Condensed Balance Sheet
                                 June 30, 1995
                           (In Thousands of Dollars)
                                 (Unaudited)

                                                                                      Pro Forma
                                                                  Historical       Adjustments (A)           Pro Forma
                                                                  ----------       ---------------           ---------
 Current Assets:
      Cash & short-term investments                              $     41,118                   (595)           40,523
      Receivables                                                      73,501                 (1,709)           71,792
      Inventories                                                      73,999                 (9,554)           64,445
      Prepaid expenses and other current assets                        11,799                 (6,180)            5,619
                                                                     --------              ---------           -------
         Total current assets                                         200,417                (18,038)          182,379
                                                                     --------              ---------           -------
 Investments and Other Assets:
      Investment in equity investees                                   21,502                      -            21,502
      Other investments
           Other                                                        3,931                      -             3,931
           Receivable from FirstMiss Gold                                   -           (B)   43,246            43,246
      Other assets, net                                                13,396                      -            13,396
                                                                     --------              ---------           -------
         Total investments and other assets                            38,829                 43,246            82,075
 Property, plant and equipment, net                                   213,153                (67,689)          145,464
                                                                     --------              ---------           -------
                                                                 $    452,399                (42,481)          409,918
                                                                     ========              =========           =======

 Current Liabilities:
       Accounts payable                                          $     52,098                 (6,595)           45,503
       Other current liabilities                                       38,212                   (505)           37,707
                                                                     --------              ---------           -------
         Total current liabilities                                     90,310                 (7,100)           83,210
                                                                     --------              ---------           -------
 Long-term debt                                                        84,406                    (12)           84,394
 Other long-term liabilities                                           15,309                 (3,020)           12,289
 Payable to FirstMiss Gold                                                  -            (C)  13,322            13,322
 Deferred taxes                                                        23,377                 (7,244)           16,133
 Minority interests                                                     6,001                 (6,001)                -
 Stockholders' equity:
       Common stock                                                    20,438                      -            20,438
       Additional paid-in capital                                       7,656                      -             7,656
       Retained earnings                                              204,902            (D) (32,426)          172,476
                                                                     --------              ---------           -------
         Total stockholders' equity                                   232,996                (32,426)          200,570
                                                                     --------              ---------           -------
                                                                 $    452,399                (42,481)          409,918
                                                                     ========              =========           =======

See accompanying notes to the pro forma condensed financial statements.





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                 First Mississippi Corporation and Subsidiaries
            Pro Forma Consolidated Condensed Statement of Operations
                        for the year ended June 30, 1995
         (In Thousands of Dollars, Except Share and Per Share Amounts)
                                  (Unaudited)



                                                                                      Pro Forma
                                                                   Historical       Adjustments(A)            Pro Forma
                                                                   ----------       --------------            ---------
 Revenues:
      Sales                                                      $    642,755                  (71,485)         571,270
      Interest and other income, net                                    2,468                     (127)           5,300
                                                                                             (E) 2,959
                                                                     --------                ---------         --------
                                                                      645,223                  (68,653)         576,570
                                                                     --------                ---------         --------
 Costs and Expenses:
      Cost of sales                                                   474,711                  (69,775)         404,936
      General, selling & administrative expenses                       53,183                   (2,659)          50,524
      Other operating expenses                                         22,654                  (15,307)           7,347
      Interest expense                                                  8,406               (F)  1,159            9,565
                                                                     --------                ---------         --------
                                                                      558,954                  (86,582)         472,372
                                                                     --------                ---------         --------

 Earnings from continuing operations before income
   taxes, minority interest and investee earnings                $     86,269                   17,929          104,198
      Income taxes                                                     32,875                (G) 7,550           40,425
      Minority interests                                                3,466                   (3,466)               -
      Equity earnings of affiliates                                       934                        -              934
                                                                     --------                ---------         --------
 Earnings from continuing operations                             $     57,794                    6,913           64,707
                                                                     ========                =========         ========

 Earnings per common share                                       $       2.80                                      3.14

 Average shares outstanding                                        20,632,383                                20,632,383



See accompanying notes to the pro forma condensed financial statements.





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                 FIRST MISSISSIPPI CORPORATION AND SUBSIDIARIES
       NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                 (IN THOUSANDS OF DOLLARS EXCEPT SHARE AMOUNTS)


A. To eliminate the historical income/expenses and balance sheet items of FirstMiss Gold for the respective periods presented.

B. To reflect the note due to First Mississippi from FirstMiss Gold at June 30, 1995. (See Note E)

C. To record the amount payable to FirstMiss Gold for tax attributes utilized by First Mississippi during the affiliation period. Under the terms of a tax sharing agreement, First Mississippi was required to reimburse FirstMiss Gold for the utilization of tax losses and credits when FirstMiss Gold would be entitled to the tax benefit on a separate return basis. First Mississippi and FirstMiss Gold have canceled this tax sharing agreement and agreed upon a settlement based on an assumed separate return utilization of the attributes by FirstMiss Gold. As of June 30, 1995, the estimated settlement amount is $13,322. The actual settlement will be determined as of the spin-off date and is not expected to change materially.

D. To record the proposed distribution of 14,750,000 common shares (81.1 percent) of FirstMiss Gold. Each shareholder of First Mississippi will receive approximately seven-tenths of a common share of FirstMiss Gold for each share of First Mississippi stock owned.

E. To record interest income from FirstMiss Gold on $43,246 for one year based on terms of the Loan Agreement dated September 24, 1995.

F. Represents FirstMiss Gold's capitalization of interest for the fiscal year ended June 30, 1995.

G. To record the estimated tax benefit for the pro forma adjustments at an assumed combined federal and state income tax rate of 42.1%. The variation from expected tax rates is principally due to the impact of percentage depletion claimed in excess of basis for tax purposes.





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                 Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                   FIRST MISSISSIPPI CORPORATION



                                   By: /s/ R. M. SUMMERFORD
                                      ----------------------------------------
                                        R. M. Summerford
                                        Vice President & Chief Financial Officer



Date: October 6, 1995
     -------------------------




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                              INDEX TO EXHIBITS



Exhibit No.                    Description
-----------                    -----------

Exhibit 99.1     -      Post Spin-Off Agreement dated as of September 24,
                          1995, by and between First Mississippi and FirstMiss Gold
Exhibit 99.2     -      Tax Ruling Agreement dated as of September 24, 1995,
                          by and between First Mississippi and FirstMiss Gold
Exhibit 99.3     -      Loan Agreement dated as of September 24, 1995, by and
                          between First Mississippi and FirstMiss Gold
Exhibit 99.4     -      Amended Tax Sharing Agreement dated as of September
                          24, 1995, by and between First Mississippi and FirstMiss Gold